Exhibit 10.1

SUBLEASE

SUBLEASE (this “Sublease”) made as of May 22, 2014 by and between DELCATH SYSTEMS, INC., having an office at 810 Seventh Avenue, New York, New York 10170 (“Sublandlord”) and SLG 810 SEVENTH LESSEE LLC, having an office c/o SL Green Realty Corp., 420 Lexington Avenue, New York, New York 10170 (“Subtenant”).

W I T N E S S E T H :

WHEREAS, by agreement of lease dated as of February 5, 2010 (the “Original Lease”) between Subtenant, as landlord (“Prime Landlord”), and Sublandlord, as tenant, Prime Landlord leased to Sublandlord, a portion of the thirty fifth (35th) floor, designated as Suite 3505 (the “Original Premises”), in that building known as and located at 810 Seventh Avenue, New York, New York (the “Building”), and said agreement of lease was thereafter modified by that certain Lease Modification, Extension and Additional Space Agreement (the “First Amendment”) dated as of September 22, 2010, whereby (x) Tenant added to the Original Premises the balance of the rentable portion of the 35th floor of the Building, designated as Suite 3500, deemed to consist of 8,691 rentable square feet (the “Additional Space”, and collectively, with the Original Premises, the “Prime Lease Premises”), and (x) extended the term of the lease, for a term scheduled to expire on March 31,2021 (the “Expiration Date”; said Original Lease, as so modified, is hereinafter referred to as the “Prime Lease”); a true and complete copy of which Prime Lease is attached hereto as “Exhibit A”; and

WHEREAS, pursuant to Section 4.02 of the Prime Lease, Prime Landlord has duly exercised its right to sublet a portion of the Prime Lease Premises, deemed to consist of 8,629 rentable square feet, approximately as indicated on the floor plan annexed hereto as “Exhibit B” (the “Subleased Premises”) from Sublandlord pursuant to the Prime Lease (and the balance of the Prime Lease Premises, excluding the Subleased Premises, is hereinafter referred to as the “Delcath Premises”); and

WHEREAS, in accordance with and subject to Sections 4.02, 4.04, and 4.05 of the Prime Lease, Sublandlord desires to sublet to Subtenant, and Subtenant desires to hire from Sublandlord the Subleased Premises upon the terms, covenants and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual covenants hereinafter provided, Sublandlord and Subtenant hereby agree as follows:

1.	Demise.

(a) Sublandlord hereby subleases to Subtenant and Subtenant hereby sublets and hires from Sublandlord the Subleased Premises upon and subject to: (i) the terms, covenants and conditions hereinafter set forth; and (ii) all of the terms, covenants and conditions of the Prime Lease, except as otherwise expressly provided in this Sublease. Sublandlord shall deliver the Subleased Premises to Subtenant on the Commencement Date free of all tenancies, occupancies and encumbrances and in vacant and broom clean condition.

(b) In no event shall any estate created under this Sublease be merged with any other estate held by either of the parties to this Sublease.

(c) Subtenant expressly acknowledges and agrees that this Sublease and all of Subtenant’s rights hereunder are and shall remain in all respects subject and subordinate to: (i) all of the terms, covenants and conditions of the Prime Lease; (ii) any and all amendments of the Prime Lease and any supplemental agreements relating thereto which currently exist or which are hereafter made by and between Prime Landlord and Sublandlord; and (iii) any and all matters to which the tenancy of Sublandlord, as tenant under the Prime Lease, is or may be subordinate.

(d) Except as otherwise specifically provided in this Sublease, all of the terms, covenants and conditions which Prime Landlord or Sublandlord are required to observe or perform with respect to the Subleased Premises as parties to the Prime Lease are hereby incorporated herein by reference and are deemed to constitute terms, covenants and conditions which Sublandlord and Subtenant are required to observe or perform under this Sublease as if set forth herein at length, with the exception of the following: Article 1, Article 2, Article 3, Article 4, Article 8, Article 12, Article 13, Article 17.02, Article 17.03, Article 17.04, Article 19, Article 20, Article 22, Article 25, Article 27, Article 31, Article 34, Article 40, Article 43, Article 44, Article 50, Article 51, Exhibit A, Exhibit B, Exhibit C, Exhibit E, Exhibit F, and Exhibit G. None of the terms, covenants and conditions of the First Amendment shall be incorporated herein by reference.

(e) If for any reason the term of the Prime Lease shall terminate prior to the Expiration Date, this Sublease shall thereupon be terminated, without further liability of either party hereto to the other, except with regard to those provisions hereof which contain an indemnification of either party and/or which expressly state that they shall survive the expiration or earlier termination of the Term, which provisions shall survive the expiration or sooner termination of this Agreement.

2.	Term.

The term of this Sublease (the “Term”) shall commence on the date (the “Commencement Date”), which shall be the date upon which Subtenant’s Work (hereinafter defined in Section 7 hereof) is deemed to be substantially completed, and shall end and expire on the Expiration Date, unless sooner terminated as hereinafter provided. As soon as the Commencement Date is known, Sublandlord and Subtenant shall execute a memorandum prepared by Subtenant confirming the same within ten (10) days of written demand therefor, but any failure to execute such a memorandum shall not affect such date as determined by Subtenant in accordance with this Sublease.

3.	Fixed Annual Rent and Additional Rent.

(a) Subtenant shall pay or shall credit to the account of Sublandlord under the Prime Lease, in Subtenant’s sole discretion in each instance, fixed annual rent without electricity (the “Fixed Annual Rent”) to Sublandlord at the rates provided for in the schedule annexed hereto and made a part hereof as “Exhibit C” in equal monthly installments in advance on the first (1st) day of each calendar month during the Term. All sums other than Fixed Annual Rent payable under this Sublease shall be deemed to be “Additional Rent” and shall be payable (or credited, as the case may be in each instance) within thirty (30) days after written demand, unless other payment dates are hereinafter or in the Prime Lease provided. Any payments of Fixed Annual Rent and Additional Rent due under this Sublease shall be directed to the office of Sublandlord or such other place as Sublandlord may designate, payable in United States legal tender, by good and sufficient check drawn on a bank which is a member of the New York Clearing House or a successor thereto, or by credit as provided above. The term “Rent” as used in this Sublease shall mean Fixed Annual Rent and Additional Rent.

(b) Notwithstanding anything contained in this Sublease to the contrary, the first three (3) monthly installments of Fixed Annual Rent (without electricity) accruing under this Sublease shall be abated by the sum of $32,358.75 per month (for a total abatement of $97,076.25).

4.	Real Estate Tax Escalation; Operating Expense Escalation.

(a) During the Term, Subtenant shall pay Additional Rent in accordance with Articles 32 and 49 of the Prime Lease, as modified by this Sublease.

(b) For the purposes of this Sublease, the term “Tenant’s Share”, as defined in Section 32.01(b)(i) of the Lease, shall mean 1.341%. For the purposes of this Sublease, Subtenant shall pay Additional Rent under Section 32.02 of the Prime Lease (the “Subtenant’s Tax Payment”) by Prime Landlord crediting such payments to the account of Sublandlord, as tenant under the Prime Lease, such that Sublandlord, as tenant under the Prime Lease, shall be obligated to pay to Prime Landlord only the Real Estate Taxes payable under Section 32.02 of the Prime Lease which is in excess of the Additional Rent payable under this Article 4(b).

(c) For the purposes of this Sublease, the term “Percentage”, as defined in Section 49.02(ii) of the Lease, shall mean 1.367%. For the purposes of this Sublease, Subtenant shall pay Additional Rent under Section 49.05 of the Prime Lease (the “Subtenant’s Op Ex Payment”) by Prime Landlord crediting such payments to the account of Sublandlord, as tenant under the Prime Lease, such that Sublandlord, as tenant under the Prime Lease, shall be obligated to pay to Prime Landlord only the Expense Payment payable under Section 49.05 of the Prime Lease (as such term is defined in Section 49.05 of the Prime Lease) and the Insurance Expense Payment payable under Section 49.05 of the

Prime Lease (as such term is defined in Section 49.05 of the Prime Lease (as such term is defined in Section 49.05 of the Prime Lease) which is in excess of the Additional Rent payable under this Article 4(c).

5.	Use.

The Subleased Premises may be used for any lawful purpose.

6.	Assignment and Subletting.

Notwithstanding anything contained in Article 4 of the Prime Lease to the contrary, Subtenant shall be permitted to assign this Sublease or further sublet all or any portion of the Subleased Premises at any time during the Term without Sublandlord’s consent, but no such assignment or subletting shall be deemed to release Subtenant from the further performance by Subtenant of its obligations under this Sublease.

7.	Condition of the Subleased Premises.

(a) Sublandlord shall deliver the Subleased Premises to Subtenant on the Commencement Date free of all tenancies, occupancies and encumbrances created by, under or through Sublandlord, and in vacant and broom clean condition.

(b) Subtenant shall, at its sole cost and expense, perform the work set forth on the schedule annexed hereto and made a part hereof as “Exhibit D” in a building standard manner using building standard materials (“Subtenant’s Work”). Subtenant, or Subtenant’s designated agent, shall perform Subtenant’s Work in compliance with all Applicable Laws (though nothing contained herein shall require Subtenant to obtain any governmental sign-offs and/or approvals prior to the Commencement Date); provided, further, however, that if it is determined, following the Commencement Date, that any portion of Subtenant’s Work has been performed or installed in violation of Applicable Laws which were in effect as of the Commencement Date and such violation does not result from any cause or condition created by Sublandlord, then Subtenant shall be solely responsible for remedying any such violation, subject to Subtenant’s right to defer compliance therewith for so long as Subtenant is contesting in good faith the validity or applicability thereof to the Subleased Premises, the Building or the Land.

(c) Subtenant, or Subtenant’s designated agent, shall perform Subtenant’s Work with reasonable dispatch, subject to delay by causes beyond its control or by the action or inaction of Sublandlord; provided, however, that Sublandlord acknowledges and agrees that (1) Subtenant’s Work will be performed while Sublandlord remains in occupancy of the Prime Lease Premises, and except for the OT Work (as hereinafter defined), during normal business hours (unless Subtenant, in its sole discretion, elects otherwise) and that such work shall not constitute an eviction of Sublandlord in whole or in part, constructive or actual, and shall not be a ground for any abatement of rent and shall not impose liability on Subtenant by reason of any inconvenience, injury to Sublandlord’s business or otherwise, (2) in order to facilitate the performance by Subtenant of Subtenant’s Work without delay and/or additional expense to Subtenant, Sublandlord shall promptly upon request and at its sole cost and expense relocate to other areas of the Prime Lease Premises all materials, personalty, furnishings, personal property, fixtures, trade fixtures and equipment presently located therein as reasonably designated by Subtenant, (3) until the completion of Subtenant’s Work, Subtenant, and/or its designated agents, shall be permitted to access the Prime Lease Premises and take all materials and equipment into the Prime Lease Premises that may be required for the performance of any portion of Subtenant’s Work, and (4) Subtenant, and/or its designated agents, shall perform Subtenant’s Work in reasonable coordination with any work being performed in the Prime Lease Premises by or on behalf of Sublandlord; provided, however, that Sublandlord and/or Sublandlord’s designees shall not interfere with or delay the performance of Subtenant’s Work or increase the cost for Subtenant, and/or its designated agents, to perform the same. Subtenant shall use reasonable efforts to minimize interference with Sublandlord’s normal business activities within the Premises; provided, however, that Sublandlord acknowledges and agrees that, at Subtenant’s election, Subtenant’s Work shall be performed on normal business days during normal business hours, except for the portion of such work consisting of framing demising wall construction (i.e., installation of track and studs), core drilling, heavy demolition, and installation of dry wall on the side of the Prime Lease Premises constituting the Delcath Premises (collectively, the “OT Work”), which shall be performed before or after normal business hours.

(d) Subtenant shall promptly commence performance of Subtenant’s Work and utilize commercially reasonable efforts to substantially complete such work on or before the date occurring forty five (45) days following the date of this Sublease first set forth above; provided, however, that the failure of Subtenant to substantially complete such work on or before such date shall not affect the validity of this Sublease and Subtenant shall have no liability to Sublandlord therefor, and this Sublease and Subtenant’s obligations thereunder shall not be impaired or diminished by reason thereof, nor shall Sublandlord be entitled to any compensation or diminution or abatement of rent by reason thereof and this Sublease shall remain in full force and effect.

(e) Subtenant’s Work shall be deemed to be substantially completed notwithstanding that (i) minor or non-material details of construction, mechanical adjustment or decoration remain to be performed, provided that said “Punch List Items” shall be completed by Subtenant within a reasonable time thereafter or (ii)a portion of Subtenant’s Work is incomplete because construction scheduling requires that such work be done after incomplete finishing or after other work to be done by or on behalf of Sublandlord is completed.

8.	Electricty.

Subtenant shall pay all charges for electricity consumed in the Subleased Premises pursuant to Article 41 of the Prime Lease; provided, however, that

Prime Landlord shall provide Sublandlord and Subtenant with bills for such charges as described in Article 41 of the Prime Lease and such charges shall be deemed to have been paid directly to Prime Landlord in respect of the corresponding charges payable by Sublandlord under the Prime Lease and such amount shall be credited against Sublandlord’s obligation to pay such amount to Prime Landlord.

9.	Insurance.

Subtenant represents that as Prime Landlord it shall maintain for the Building casualty and liability insurance coverage of a scope and having policy limits which are comparable to those maintained by prudent landlords of office buildings in midtown Manhattan of similar age, size, character and location.

10.	Brokers.

(a) Subtenant covenants and represents to Sublandlord that Subtenant has had no dealings or negotiations with any broker or agent in connection with the consummation of this Sublease other than SL Green Leasing LLC (“SLG Broker”) and Jones Lang LaSalle Americas, Inc. (“JLL Broker”, and, collectively with SLG Broker, the “Brokers”) and Subtenant covenants and agrees to defend, hold harmless and indemnify Sublandlord from and against any and all cost, expense (including reasonable attorneys’ fees) or liability for any compensation, commissions or charges claimed by any broker or agent other than the JLL Broker who claims to have dealt with Subtenant with respect to this Sublease or the negotiation thereof. Subtenant covenants, represents and warrants that it shall pay or has already paid any fee due SLG Broker in connection with this Sublease, if any.

(b) Sublandlord covenants, represents and warrants that Sublandlord has had no dealings or negotiations with any broker or agent in connection with the consummation of this Sublease other than the Brokers, and Sublandlord covenants and agrees to defend, hold harmless and indemnify Subtenant from and against any and all cost, expense (including reasonable attorneys’ fees) or liability for any compensation, commissions or charges claimed by any broker or agent other than the SLG Broker who claims to have dealt with Sublandlord respect to this Sublease or the negotiation thereof. Sublandlord covenants, represents and warrants that it shall pay or has already paid any fee due JLL Broker in connection with this Sublease.

11.	Notices.

Any notice required to be given by and between Sublandlord and Subtenant under this Sublease shall be in writing and shall be given to the parties at their respective addresses listed on page one, above, by: (i) personal delivery with receipt for delivery; (ii) certified mail, return receipt requested, postage prepaid; or (iii) nationally recognized overnight courier service, prepaid. Either party may by notice to the other party change the address to which notices shall be directed. Any notice given hereunder shall be deemed to have been rendered or given: (i) on the date given, if personally delivered; (ii) three (3) business days after deposit with the U.S. Postal Service, if mailed; or (iii) or one (1) business day after deposit with the overnight courier service.

12.	End of Term.

Subtenant shall surrender the Subleased Premises to Sublandlord at the expiration or sooner termination of the Term, free of all tenancies, occupancies and encumbrances. Sublandlord acknowledges and agrees that pursuant to Section 4.04(v) of the Prime Lease, Subtenant shall have no obligation to restore the Subleased Premises to the condition in which it existed on the Commencement Date at the expiration or sooner termination of the Term.

13.	Alterations.

Notwithstanding anything contained in Article 8 of the Prime Lease to the contrary, Subtenant shall be permitted to make any alterations, additions, improvements or other physical changes to the Subleased Premises without Sublandlord’s consent.

14.	Signs.

Notwithstanding anything contained in Article 44 of the Prime Lease to the contrary, Subtenant shall be permitted to erect or install any signs in, on or about the Subleased Premises without Sublandlord’s consent.

15.	Indemnification.

Subtenant shall indemnify, defend and save Sublandlord harmless from and against any liability or expense arising out of or in connection with the use or occupation of the Subleased Premises by Subtenant or anyone on the Subleased Premises with Subtenant’s permission (unless and to the extent that any such liability or expense is caused by the negligence or willful misconduct of Sublandlord, its agents, representatives, servants or employees), or from any breach of this Sublease by Subtenant.

16.	Termination Fee.

Simultaneously upon the execution and delivery of this Sublease by Sublandlord, Sublandlord shall pay to Subtenant a non-refundable termination fee in the amount of $92,294.35 (the “Termination Fee”).

17.	Successors and Assigns.

This Sublease shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.

18.	Miscellaneous.

This Sublease (and the Prime Lease, as incorporated herein by reference) represents the entire understanding between the parties with regard to the matters addressed herein and this Sublease may only be modified by written agreement executed by all parties hereto. All prior understandings or representations between the parties hereto, oral or written, with regard to the matters addressed herein are hereby merged herein. This Sublease shall be construed without regard to any presumption or other rule requiring construction against the party causing this Sublease to be drafted. The captions herein are inserted for convenience of reference only and are in no way to be construed as a part of this Sublease or as a limitation of the scope of any provision of this Sublease.

19.	Sublease Submission.

This Sublease shall not be binding upon Sublandlord and Subtenant until executed and delivered by both Sublandlord and Subtenant.

20.	Counterparts.

This Sublease may be executed by the parties by means of separate execution pages for each party, each of which, when duly executed and combined with: (i) the duly executed execution page for the other party; and (ii) a counterpart of this Sublease (including, without limitation, all attachments and exhibits); shall be deemed to constitute a complete, original executed counterpart of this Sublease.

21.	Furniture.

(a) Sublandlord shall deliver the Subleased Premises to Subtenant on the Commencement Date with certain furniture and furnishings of the Sublandlord, as more particularly described on the inventory list annexed hereto and made a part hereof as “Exhibit E” (collectively, the “Furniture”) located therein.

(b) Sublandlord hereby: (i) remises, releases and quitclaims to Subtenant any and all of Sublandlord’s right, title and interest in and to the Furniture; (ii) assigns to Subtenant any and all rights of Sublandlord in the event of any claims by third parties regarding title in and to all or any portion of the Furniture; all of the foregoing conditioned upon and subject to the provisions of this Article 21 as set forth in this subsection (b); (iii) represents and warrants to Subtenant that the Furniture are not subject to any lien, encumbrance, chattel mortgage, title retention or security agreement and no action has been taken or suffered by Sublandlord as a result of which the Furniture shall or might be subject thereto; (iv) covenants and agrees that it shall not at any time hereafter create, suffer or permit the creation of any such rights or encumbrances in or to the Furniture; (v) represents that the Furniture shall be in good condition and repair as of the Commencement Date; and (vi) agrees to indemnify Subtenant against any claim for damages including, without limitation, reasonable attorneys’ fees based upon any breach of the covenants contained herein.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have duly executed this Sublease as of the date first above written.

SUBLANDLORD:	DELCATH SYSTEMS, INC.

By:

		Name:	Graham Miao
		Title:	Interim Co-CEO/EVP, CFO

SUBTENANT:	SLG 810 SEVENTH LESSEE LLC

By:

		Name:	Steven M. Durels
		Title:	Executive Vice President,
Director of Leasing and Real Property

EXHIBIT A

THE PRIME LEASE

[see attached]

Incorporated by reference, and filed with the Form 10-Q filed on May 5, 2010 and Form 8-K filed on September 30, 2010 by Delcath Systems, Inc.

EXHIBIT B

FLOOR PLAN —SUBLEASED PREMISES

[see attached]

WEST 52ND STREET
3505
3500
SEVENTH AVENUE
BROADWAY
WEST 53RD STREET

N

SCALE:
0 4' 12' 24' 48'

ALL DIMENSIONS ARE APPROXIMATE AND ARE SUBJECT TO NORMAL BUILDING VARIANCES.

810 7TH AVENUE
35TH FLOOR

SL GREEN REALTY CORP.

EXHIBIT C

FIXED ANNUAL RENT SCHEDULE

For purposes of this Article, the term “Lease Year 1” shall mean the period from the Commencement Date through (i) the last day of the third (3rd) calendar month following the month during which the first (1st) anniversary of the Commencement Date occurs, or (ii) in the event that the Commencement Date occurs on the first (1st) day of the month, the day immediately preceding the third (3rd) calendar month following the month which the anniversary of the Commencement Date occurs, and each succeeding “Lease Year” shall mean each successive twelve (12) month period following Lease Year 1 through and including the Expiration Date. Subtenant shall pay Fixed Annual Rent for the Subleased Premises (without electricity) at the following rates per annum:

Period	Fixed Annual Rent	Monthly Installment
For Lease Year 1 through the first half of Lease Year 4	$388,305.00	$32,358.75
For the second half of Lease Year 4 through the Expiration Date	$422,821.00	$35,235.08

EXHIBIT D

SUBTENANT’S WORK

Subtenant, at its sole cost and expense, in a building standard manner using building standard materials, shall perform the following:

(i)	such work as is necessary in order to separate the Subleased Premises from the Prime Lease Premises.

EXHIBIT E

FURNITURE

Delcath —West Side Office Furniture Inventory

Designation of offices and workstations referenced herein is located on Schedule I annexed hereto.

Silver File Cabinets (3 Drawers) — 17

Marketing Conference Room:

-Large Conference Table

-1 Credenza (large)

-12 Grey Desk chairs

Office #1:

-Free standing desk

-Grey desk chair

-Desk with attached File Cabinet/Shelves (& attached Tack Board)

-Round table

-2 chairs

Office #2:

-Free Standing Desk

-Conference table (rectangular)

-6 Chairs

-Desk with attached File Cabinet/Shelves (& attached Tack Board)

-1 Credenza (small)

Office #3:

-L-Shaped Desk

-Grey desk chair

-Round Table

-File Cabinet/Shelves attached to wall

-1 Tack Board

Office #4:

-L-Shaped Desk

-File Cabinet/Shelves attached to wall

-1 Credenza (large)

-1 Tack Board

Delcath West Side Office Furniture (Page 2 of 4)

Office #5:

-L-Shaped Desk

-Grey desk chair

-2 Chairs

-2 Small file cabinets on wheels (2 drawers)

-1 Small Bookshelf

Office #6:

L-Shaped Desk

-Grey desk chair

-File cabinet/shelves (attached to wall)

-2 Chairs

-1 Small file cabinet on wheels (2 drawers)

-1 Small Bookshelf

-1 Tack Board

Office #7:

L-Shaped Desk

-File cabinet/shelves (attached to wall)

-Grey desk chair

-1 Chair

-1 Small file cabinet on wheels (2 drawers)

-1 Small Bookshelf

-1 Tack Board

Office #8:

L-Shaped Desk

-File cabinet/shelves (attached to wall)

-1 Round Table

-4 Chairs

-1 Small file cabinet on wheels (2 drawers)

-1 Small Bookshelf

-1 Tack Board

Office #9:

-L-Shaped Desk

-Grey desk chair

-File cabinet/shelves (attached to wall)

-2 Chairs

-1 Large Drawer Unit with attached shelving

-1 Tack Board

Delcath West Side Office Furniture (Page 3 of 4)

Office #10:

L-Shaped Desk

-File cabinet/shelves (attached to wall)

-1 Chair

-1 Small file cabinet on wheels (2 drawers)

-1 Small Bookshelf

-1 Tack Board

Office #11:

-L-Shaped Desk

-File cabinet/shelves (attached to wall)

-1 Round Table

-4 Chairs

-1 Small file cabinet on wheels (2 drawers)

-1 Tack Board

Office #12:

-Free Standing Desk

-2 chairs

Office #13:

-L-Shaped Desk

-Grey desk chair

-File cabinet/shelves (attached to wall)

-2 Chairs

-1 Small file cabinet on wheels (2 drawers)

-1 Tack Board

Office #14:

-L-Shaped Desk

-Grey desk chair

-File cabinet/shelves (attached to wall)

-1 Chair

-1 Small Bookshelf

-1 Tack Board

Delcath West Side Office Furniture (Page 4 of 4)

Workstation #1 with Grey Desk Chair

Workstation #2 with Grey Desk Chair

Workstation #3 with Grey Desk Chair

Workstation #4 with Grey Desk Chair

Workstation #5 with Grey Desk Chair

Workstation #6 with Grey Desk Chair

Workstation #7 with Grey Desk Chair

Workstation #8 with Grey Desk Chair

Workstation #9 with Grey Desk Chair

Workstation #10 with Grey Desk Chair

DELCATH

Conference Rooms
Open Offices
OPEN - NO RECEPTIONIST
TEL.
ELEC.
STORAGE
TEL.
OPEN
Copy / Server Room
OPEN
OPEN
Closet
closet
Conference Room - Marketing
Kitchen / copy room
OPEN
office #1
office #2
OPEN
Large Conference Room
OPEN
OPEN
OPEN
OPEN
OPEN
Kitchen
Sm. Conf. Room
OPEN #14
OPEN WS #7
OPEN WS #5
OPEN WS #3
OPEN WS #1
OPEN Office #3
Med. Conf. Room
OPEN #13
OPEN WS #8
OPEN WS #6
OPEN WS #4
OPEN WS #2
OPEN Office #4
OPEN
OPEN
Closet
OPEN WS #9
OPEN WS #10
office #9
office #8
office #7
office #6
office #5
(workspace) #10 office
OPEN
OPEN
office #12
Office #11
BROADWAY
WEST 53RD STREET

TITLE: 810 7TH AVE